PERIPHONICS CORPORATION
                            (a Delaware Corporation)


                              NOTICE OF 1998 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                     HELD AT 10:00 A.M. ON OCTOBER 23, 1998



     To the Stockholders of PERIPHONICS CORPORATION:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of PERIPHONICS CORPORATION (the "Company") will be held on October 23, 1998 at 10:00 a.m. at The Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

     1. election of two Class I directors;

     2. to consider and to act upon a proposal to amend the Company's 1995 Employee Stock Purchase Plan to increase the number of shares employees may purchase thereunder from 400,000 shares to 800,000 shares;

     3. ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending May 31, 1999; and

     4. such other matters as may properly come before the Meeting.

     The Board of Directors has fixed September 7, 1998, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of shares of Common Stock of the Company of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from September 14, 1998 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     Whether or not you expect to be present at the Meeting, please fill in, date, sign and return the enclosed Proxy, which is solicited by management of the Company. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                By Order of the Board of Directors



                                Kevin J. O'Brien, Secretary

Date:  September 22, 1998

                                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PERIPHONICS CORPORATION

                         4000 Veterans Memorial Highway
                                Bohemia, NY 11716


                                 PROXY STATEMENT


                       1998 ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 10:00 A.M. ON OCTOBER 23, 1998

     The enclosed proxy is solicited by the management of PERIPHONICS CORPORATION (the "Company") in connection with the 1998 Annual Meeting of Stockholders (the "Meeting") to be held on October 23, 1998 at 10:00 a.m. at The Wyndham Wind Watch Hotel, 1717 Motor Parkway, Hauppauge, New York 11788 and any adjournment thereof. The Board of Directors has set September 7, 1998, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

     (1) election of the persons listed herein as Class I directors of the Company;

     (2) to consider and to act upon a proposal to amend the Company's 1995 Employee Stock Purchase Plan to increase the number of shares employees may purchase thereunder from 400,000 shares to 800,000 shares;

     (3) ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending May 31, 1999; and

     (4) such other matters as may properly come before the Meeting.

     In the absence of direction, the proxy will be voted in favor of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 1998 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     Only stockholders of record of the Company's Common Stock outstanding at the close of business on September 7, 1998, will be entitled to vote, a total of 13,519,305 shares of Common Stock will be outstanding on the date of the stockholder meeting. Each share of Common Stock is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy Statement, the attached Notice of Meeting, the enclosed form of Proxy and the Annual Report are being mailed to stockholders on or about September 24, 1998. The mailing address of the Company's principal executive offices is 4000 Veterans Memorial Highway, Bohemia, New York 11716.

                            1. ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Company's Board of Directors presently consists of six members with two members in each of Classes I, II and
III. Each Class is elected for a term of three years. The term of office of the current Class I, II and III directors is scheduled to expire at the 1998, 1999 and 2000 annual meeting of stockholders, respectively. At each annual meeting, directors are elected to succeed those in the class whose term expires at that annual meeting, such newly elected directors to hold office until the third succeeding annual meeting and the election and qualification of their respective successors.

     Two directors are to be elected as Class I directors by a plurality of the votes cast at the Meeting, each to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of Peter Breitstone and Kevin J. O'Brien as Class I directors.

     Each of the nominees for election as a Class I director has advised the Company of his willingness to serve as a director and management believes that each nominee will be able to serve. If any nominee becomes unavailable, proxies may be voted for the election of such person or persons who may be designated by the Board of Directors. The Board of Directors recommends voting FOR the election of Peter Breitstone and Kevin J. O'Brien as Class I directors.


     Information Regarding Directors

     The following table sets forth certain information with respect to (i) the nominees for the election of Class I directors, including the year in which such nominees terms would expire, if elected, and (ii) each of the Class II and Class III directors whose terms will continue after the Meeting:

                                                                                      Year Term Expires, if
Name                      Age       Position                                            Elected, and Class

Edward H. Blum            58        Director                                                   1999
                                                                                               Class II

Peter Breitstone*         44        Director                                                   2001
                                                                                               Class I

Peter J. Cohen            60        Chairman of the Board, President and                       2000
                                    Chief Executive Officer                                    Class III

Richard A. Daniels        54        Senior Vice President-Sales and                            1999
                                    Marketing, Treasurer and Director                          Class II

Kevin J. O'Brien*         44        Chief Financial Officer, Vice President-                   2001
                                    Finance and Administration, Secretary                      Class I
                                    and Director

Jayandra Patel            46        Senior Vice President-Product Development,                 2000
                                    Chief Technical Officer, Assistant Treasurer               Class III
                                    and Director

     *nominee for Class I director

     Mr. Blum was elected a director in June 1995. Since 1988, Mr. Blum has been the President and Chief Executive Officer of Blum & Co. Inc., a strategic advisory firm. Since 1990, he has been the Chief Executive Officer of Blum, Clark & Co., also a strategic advisory firm. Mr. Blum received a BS in Chemical Engineering from Carnegie Mellon University in 1961 and a Ph.D in Chemical Engineering from Princeton University in 1965.

     Mr. Breitstone was elected a director in June 1995. Since 1984, Mr. Breitstone has been engaged in the private practice of law. Mr. Breitstone has also been the President of Breitstone & Co., Ltd., a general insurance agency, since 1989 and the President of Shinnecock Insurance Ltd., an offshore Bermuda captive reinsurance company, since 1991. Mr. Breitstone received a BBA from Adelphi University in 1976 and a JD from Temple University School of Law in 1979. He is also a director of American Medical Alert Corp.

     Mr. Cohen joined the Company as President in January 1984 and currently serves as its Chairman of the Board, President and Chief Executive Officer. He has been a Director and Chairman of the Board since May 1986. Prior to joining the Company, from 1981 to 1983, Mr. Cohen was President of Intuit Telecom, Inc., a company which he founded. From 1969 to 1981, he was President and the founder of Databit, Inc. From 1962 to 1969, he was employed by Telesignal Corp. in various positions, including Project Engineer and Chief Engineer. From 1957 to 1962, he was employed by Western Union Telegraph Company as an engineer. Mr. Cohen received a BSEE and MSEE from City College of New York.

     Mr. Daniels joined the Company in September 1984 and currently serves as Senior Vice President-Sales and Marketing and Treasurer. Mr. Daniels has been a Director since May 1986. Prior to joining the Company, from 1967 to 1984, Mr. Daniels was employed by Exxon Corporation in various sales, marketing, operations and planning positions. Mr. Daniels received a BSEE from City College of New York and a MS in Management Science from Massachusetts Institute of Technology.

     Mr. O'Brien joined the Company in September 1981 and currently serves as Chief Financial Officer, Vice President-Finance and Administration and Secretary. He has been a Director since May 1986. Prior to joining the Company, from 1979 to 1981, Mr. O'Brien was Vice President of Finance for American Technical Ceramics Inc. From 1978 to 1979, he was employed by Comtech Laboratories as Accounting Department Manager. From 1976 to 1978, he was employed by Arthur Andersen & Co. as an auditor. Mr. O'Brien is a certified public accountant and received a BBA in accounting from Hofstra University.

     Mr. Patel joined the Company in February 1983 and currently serves as Senior Vice President-Product Development, Chief Technical Officer, Assistant Treasurer and Director. Prior to joining the Company, from 1980 to 1983, Mr. Patel was Director of Engineering of Ontel Corporation. From 1978 to 1980, he was employed by IBM as a Senior Associate Engineer. From 1976 to 1978, he was employed by Telephonics Corporation as a Project Engineer. Mr. Patel received a BSEE from Birla Institute of Technology and Science in India and a MSEE from the Florida Institute of Technology.

     Information Regarding Executive Officers

     The following is information concerning the executive officers of the Company other than those who also serve as directors:


         Name                               Age                                     Position

         Lewis E. Chipp                     49                   Vice President - Customer Support

         George W. Cole                     54                   Vice President - Telcos and Major
                                                                 Accounts and Assistant Secretary

         Gary Conlin                        48                   Vice President - Sales - U.S. and Canada

         Richard G. Giannotti               52                   Senior Vice President - Technical Services

         Terence Meehan                     53                   Vice President - Marketing

         W. Gary Strzinek                   53                   Vice President - International Operations

     Mr. Chipp joined the Company in August 1995 and currently serves as its Vice President-Customer Support. Prior to joining the Company, from 1991 to 1993, Mr. Chipp was Director of Corporate Customer Support with Grass Valley Group. From 1988 to 1991, Mr. Chipp was Executive Vice President, Operations and Vice President of Customer Service for De La Rue Printrak. From 1977 to 1988, Mr. Chipp was Director, Customer Services Technical Operations with Computer Consoles. Mr. Chipp has an ASEE from Rochester Institute of Technology.

     Mr. Cole joined the Company in February 1975 and currently serves as its Vice President-Telcos and Major Accounts and Assistant Secretary. Prior to joining the Company, from 1970 to 1975, Mr. Cole was a member of the research staff of Brookhaven National Laboratory. Mr. Cole received an A.B.
in Physics and a Ph.D in Nuclear Physics from Yale University.

     Mr. Conlin joined the Company in January 1983 and currently serves as its Vice President-Sales - U.S. and Canada. Prior to joining the Company, Mr. Conlin was a sales manager with Sperry Univac and an account executive with Burroughs. Mr. Conlin received a B.S. in marketing from C.W. Post College.

     Mr. Giannotti re-joined the Company in May 1985 and currently serves as Senior Vice President - Technical Services. Prior to re-joining the Company, from 1983 to 1985, Mr. Giannotti was Director of Engineering for Porta Systems Inc. From 1971 to 1983, Mr. Giannotti was employed by the Company in various positions. From 1967 to 1971, he was employed by Sanders Associates.

     Mr. Meehan re-joined the Company in July 1985 and currently serves as Vice President-Marketing. Prior to re-joining the Company, from 1983 to 1985, Mr. Meehan was Director of Software Development for Lundy Electronics Systems, Inc. From 1973 to 1983, Mr. Meehan was employed by the Company in a variety of managerial and technical positions. From 1965 to 1973, Mr. Meehan was employed by Brookhaven National Laboratory as a Computer Analyst.

     Mr. Strzinek re-joined the Company in July 1995 and currently serves as its Vice President-International Operations. From 1993 to 1995, Mr. Strzinek was employed as Vice President at Intervoice, a competitor of the Company. From 1989 to 1993, Mr. Strzinek was Sales Director at Genesis Electric. From 1987 to 1989, Mr. Strzinek held various sales positions at other companies. From 1977 to 1986, Mr. Strzinek was employed by the Company in various sales positions. Mr. Strzinek received a BBA in Economics from the University of Texas.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

     There are no family relationships between any of the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. No sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and executive officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of claims made against him by reason of services rendered as a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

     The Company does not have a nominating committee of the Board of Directors. In June 1995, the Company formed an Audit Committee comprised of Messrs. Cohen, Blum and Breitstone and a Compensation Committee comprised of the entire Board of Directors. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company and review the results and scope of the audit and other services provided by the Company's independent auditors. The function of the Compensation Committee is to approve salaries and certain incentive compensation for management and key employees of the Company. The Audit Committee met two (2) times in fiscal year 1998. The Compensation Committee met one (1) time in fiscal year 1998. The Company has a Stock Option Committee which awards stock options. The Stock Option Committee consists of the entire Board of Directors. The Board of Directors met on three (3) occasions during the last fiscal year.

     Director's Compensation

     The Company has no arrangements for compensating its directors for their duties as directors other than participation by the Company's outside directors in the Company's Non-Employee Director Stock Option Plan and the reimbursement of expenses incurred by all directors in attending meetings.

     Executive Compensation

     The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the three fiscal years ended May 31, 1998, 1997 and 1996:

                           Summary Compensation Table

                                                                                    Annual Compensation
                   Name and Principal Position                Year              Salary           Bonus
                   ---------------------------                ----              ------           -----

Peter J. Cohen................................................1998              $441,645         $   -0-
Chairman of the Board, President and                          1997              $402,470         $240,897
Chief Executive Officer                                       1996              $393,995         $240,897

Richard A. Daniels............................................1998              $343,388         $   -0-
Senior Vice President Sales and                               1997              $327,112         $181,261
Marketing and Treasurer                                       1996              $354,191         $194,904

George W. Cole................................................1998              $315,473         $   -0-
Vice President-Telcos and Major Accounts and                  1997              $287,490         $129,057
Assistant Secretary                                           1996              $281,436         $129,057

Jayandra Patel................................................1998              $298,952         $   -0-
Senior Vice President-Product Development, Chief              1997              $322,730         $122,298
Technical Officer, Assistant Treasurer and Director           1996              $260,194         $  89,686

Kevin O'Brien.................................................1998              $253,972         $   -0-
Chief Financial Officer, Vice President-Finance               1997              $229,135         $  73,883
and Administration and Secretary                              1996              $226,569         $  76,192

     For the 1998 fiscal year, the Named Executives of the Company were contractually entitled to, but waived, a cost of living increase over their fiscal year 1997 base salary.

     Stock Option Plans

     1986 Stock Option Plan. The Company's 1986 Incentive Stock Option Plan (the "1986 Option Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in December, 1986. A total of 1,000,000 shares of Common Stock are reserved for issuance upon exercise of options to be granted under the 1986 Option Plan. The 1986 Option Plan is administered by the Board of Directors of the Company. Subject to the provisions of the 1986 Option Plan, the administrator of the 1986 Option Plan has the discretion to determine the optionees and the terms of the option grants. The exercise price of an option shall be not less than the fair market value (prior to the date of the Company's initial public offering, book value was utilized to determine fair market value) per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. Shares obtained upon the exercise of options granted pursuant to the 1986 Option Plan may not be sold until the expiration of the one year period commencing on the exercise date of such option. The options terminate not more than ten (10) years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution.

     As of May 31, 1998, options to purchase 75,000 shares are outstanding under the 1986 Option Plan at an exercise price of $1.68 per share, and 320,000 shares remain available for future option grants under the 1986 Option

Plan. The Board of Directors, however, has determined not to grant any additional options under the 1986 Option Plan. Options have not been granted to any of the Named Executives under the 1986 Option Plan.

     1995 Stock Option Plan. On February 8, 1995, the Board of Directors of the Company adopted, and the stockholders approved, the 1995 Stock Option Plan (the "1995 Option Plan"). The 1995 Option Plan, as amended, has 2,200,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified options. ISOs may be granted under the 1995 Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1995 Option Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to give them a greater personal interest in the success of the Company. The 1995 Option Plan is administered by the Option Committee of the Board of Directors. The Option Committee, within the limitations of the 1995 Option Plan, determines, with the approval of the Chief Executive Officer of the Company, the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, option purchase price per share, the manner of exercise, the time, manner and form of payment upon exercise of an option, and restrictions such as repurchase rights or obligations of the Company. Each option vests in four annual installments of 25% each on the first, second, third and fourth anniversary of the date of grant. Options granted under the 1995 Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the 1995 Option Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). Options granted under the 1995 Option Plan are generally not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     As of May 31, 1998, the Company has granted options to purchase 863,500 or 946,000 (including cancelled options) shares of Common Stock at exercise prices ranging from $7.00 to $31.00 per share and 1,336,500 shares remain available for future option grants under the 1995 Option Plan. Options have not been granted to any of the Named Executives under the 1995 Plan.

     1995 Non-Employee Director Stock Option Plan. On February 8, 1995, the Board of Directors of the Company adopted, and the stockholders approved, a Non-Employee Director Stock Option Plan (the "Directors Plan"). The Directors Plan has 200,000 shares of Common Stock reserved for issuance. Pursuant to the terms of the Directors Plan, each independent unaffiliated Director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 15,000 shares of Common Stock upon their election to the Board of Directors; and (ii) a non-qualified option to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders following their election to the Board of Directors. The exercise price under each option is the fair market value of the Company's Common Stock on the date of grant. Each option has a five year term and vests in four annual installments of 25% each on the first, second, third and fourth anniversary of the date of grant. Options granted under the Directors Plan are generally not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option immediately terminates and becomes void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.

     As of May 31, 1998, options to purchase 45,000 shares of Common Stock at exercise prices ranging from $8.88 to $19.25 per share have been granted to each of Messrs. Blum and Breitstone under the Directors Plan.

     Stock Performance Graph

     The following graph compares the percentage change in the cumulative total stockholder return for the period beginning on March 31, 1995 and ending on May 31, 1998, based upon the market price of the Company's Common Stock, with the cumulative total return of the NASDAQ U.S. Public Companies Index and a defined peer group based on similar market capitalization. The graph assumes a $100 investment on March 31, 1995 in each of the indices and the reinvestment of any and all dividends. Additionally, the "Peer Group" calculation in the graph reflects the following events: (i) Digital Sound Corporation changed its name to Pulsepoint Communications in April 1998; and (ii) Comverse Technology, Inc. merged with Boston Technology, Inc. on January 14, 1998.


                      Comparison of Cumulative Total Return

                                                        NASDAQ U.S.
                                             Public Companies
Period Ending         Periphonics Corporation              Index                  Peer Group

    3/31/95                    $100                        $100                      $100

    5/31/95                    $106                        $106                      $106

    5/31/96                    $239                        $154                      $226

    5/31/97                    $266                        $173                      $187

    5/31/98                    $145                        $220                      $189


     Employment Agreements

     In March, 1995 the Company entered into employment agreements with the Named Executives, which became effective April 1995 and terminate May 31, 2000. These employment agreements automatically renew for consecutive two year terms unless at least one year prior to expiration of the existing term either party gives notice of cancellation. The agreements provide for an annual base salary as of June 1, 1998 of $441,645, $343,388, $315,473, $298,952 and $253,972,
including annual cost of living increases, for Messrs. Cohen, Daniels, Cole, Patel and O'Brien, respectively, subject to annual review following the end of each fiscal year, by the Board of Directors of the Company or the Compensation Committee thereof. Each employment agreement provides for reimbursement of business expenses, health and disability insurance and related benefits and an annual bonus to be determined in accordance with the provisions of the Company's Performance Incentive Plan. Each employment agreement requires that all of the Named Executive's business time be devoted to the Company. Each employment agreement provides that it may be terminated if the Named Executive becomes permanently disabled (as a result of ill health, physical or mental disability, or inability for reasons beyond his control to perform duties for six consecutive months or for nine months in any 12 consecutive month period) or if the Company discontinues operating its business. The agreements also provide that if the Named Executive is terminated without cause he will be paid his base salary and bonus through the remainder of the term of his agreement. Each employment agreement further provides that the Named Executive will not compete with the Company during the term of the agreement and for a period of two years from termination of employment.

     Performance Incentive Plan

     The Company maintains a Performance Incentive Plan ("Performance Plan") pursuant to which the Company grants bonuses to eligible key employees, including the Named Executives. Under the Performance Plan, a participant's bonus, expressed as a percentage of the participant's annual salary, is a function of the Company's net margin growth and return on capital employed and may vary from one participant to another. Currently, no participant's agreement under the Performance Plan will result in a bonus exceeding sixty percent of the participant's annual salary. The identity of eligible Performance Plan participants is determined by the Board of Directors.


     401(k) Plan

     The Company sponsors a voluntary contribution plan qualified under Section 401(k) of the Code (the "401(k) Plan"). All regular employees of the Company who have attained the age of 21 are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, each employee may elect to contribute to the 401(k) Plan, through payroll deductions, a specified percentage of his or her compensation up to the statutory limitation. Each employee is fully vested at all times with respect to his or her contributions. The Company pays only the administrative expenses of the 401(k) Plan and currently makes no contributions to the 401(k) Plan.


     Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     It is important to note that the Compensation Committee of the Board of Directors (the "Committee"), established in June 1995, assumes responsibility for all fiscal compensation decisions. The Committee is composed of two independent outside directors and four inside directors of the Company. The two independent outside directors, alone, make decisions impacting the compensation of the four inside directors.

                               Board of Directors

                                 Peter J. Cohen
                                 Edward H. Blum
                                Peter Breitstone
                               Richard A. Daniels
                                  Kevin O'Brien
                                 Jayandra Patel

     Compensation Committee Report on Executive Compensation

     The Committee met one (1) time during fiscal 1998 to carry out its responsibilities including the development and administration of policies governing annual compensation for senior executives of the Company.

     In developing and administering these policies, the Committee has focused on compensating Company executives:

     (1) on a competitive basis with other comparably sized and managed companies;

     (2) in a manner  consistent and supportive of overall  Company  objectives;
and

     (3) balancing the long-term and short-term strategic initiatives of the Company.

     The Committee intends that the executive compensation program will:

     (1)  reward   executives  for  strategic   management  and  enhancement  of
stockholder value;

     (2) facilitate both the short-term and long-term planning process; and

     (3) attract and retain key executives believed to be critical to the long-term success of the Company.

     The  Company's   compensation  program  for  executive  officers  generally consists of a fixed base salary, participation in the Performance Plan and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

     Base Salary

     The Company's base salary is intended to provide competitive remuneration for services provided to the Company over a one year period. Base salary levels for the Named Executive Officers (the "Named Executives") were established by employment agreements on December 15, 1993,which agreements were restated, effective on the closing of the Company's initial public offering, to reflect the transition from a private to public corporation. Base salaries were set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company. The employment agreements stipulated that future increases in base salary would be determined by the Board of Directors or the Board Compensation Committee. In determining these increases, the Board takes into consideration compensation information for comparable companies, industry patterns, and levels of responsibility for each executive. The key factor in determining the appropriate adjustment to base salary has been performance of the Company.

     Short-Term Plan

     Short-term incentive payouts are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to performance, the Board understands and accepts that such payments may vary considerably from one year to the next. The Company's short-term incentive program, the Periphonics' Performance Incentive Plan, correlates executive compensation directly back to return on total capital employed and net margin growth. Through this program, in fiscal 1998, each Named Executives' short-term incentive payment was derived from specific measures of Company performance. Depending on management level, Executives can receive Performance Incentive Plan payouts up to a maximum of 60% of base salary (at the CEO level). There were no payouts to Named Executives for fiscal year 1998.

     Long-Term Incentives

     In keeping with its desire to align long-term compensation with long-term stockholder value, the Board has instituted an employee stock program. Recognizing the value of these grants in motivating long-term strategic decision making, the use of stock options in compensating other members of Company management was again expanded beyond the Named Executives. To date, the Named Executives have not received any stock options, although they are eligible to receive stock options under the option plan. Employee stock options were granted to other managers and key employees of the Company. All options were granted at an exercise price equal to the grant date market price, making the options valuable to these executives, managers and key employees only if the share price appreciates. The options become exercisable over a four-year period at a rate of 25% each year and can be exercised within a period expiring five years after the grant date, assuming the option recipient remains employed by the Company.

     Chief Executive Officer

     Since December 15, 1993, Peter J. Cohen, Chief Executive Officer, was compensated under a previously disclosed employment agreement between himself and the Company. This agreement will be effective until May 31, 2000.

     Pursuant to the agreement, Mr. Cohen receives an annual increase in base salary equal to an amount deemed appropriate by the Board. In addition, Mr. Cohen is eligible to participate in the Performance Incentive Plan. The Board is authorized to increase Mr. Cohen's base salary taking into consideration performance of the Company and Mr. Cohen. As noted above, for the 1998 fiscal year, Mr. Cohen and certain other executives were contractually entitled to, but waived, the cost of living increase over their fiscal year 1997 base salary. Increases in base salary after June 1, 1996 and through May 31, 2000, at a minimum, will be based on cost-of-living adjustments. Under the Performance Incentive Plan, Mr. Cohen received no bonus payment for fiscal year 1998.

     Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date hereof, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's Named Executives; and (iii) all Executive Officers and Directors of the Company as a group.


              Directors, Named Executives           Amount and Nature of               Percentage of
                  and 5% Stockholders              Beneficial Ownership(3)         Beneficial Ownership

Peter J. Cohen (1) (4)...................................574,986                          4.2%

George W. Cole (1).......................................345,528                          2.6%

Richard A. Daniels (1) (5)...............................399,498                          2.9%

Kevin J. O'Brien (1).....................................230,352                          1.7%

Jayandra Patel (1).......................................421,444                          3.1%

Becker Capital Management (2)............................771,600                          5.7%

All Executive Officers and Directors as
   a group (twelve persons) (6)........................2,400,253                         17.6%

--------------------

     (1) Addresses are care of Periphonics Corporation, 4000 Veterans Memorial Highway, Bohemia, New York 11716.

     (2) Becker Capital Management's address is 1211 Southwest 5th Avenue, Suite 2185, Portland, Oregon 97204.

     (3) A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the date of this Proxy Statement upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within sixty
(60) days from the date of this Proxy Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

     (4) Of these shares, 443,398 are held of record in a Grantor Retained Annuity Trust for the benefit of Mr. Cohen's children of which Mr. Cohen is a co-trustee and retains voting and dispositive power with respect to the shares.

     (5) Of these shares, 332,998 and 66,500 are held of record in Grantor Retained Annuity Trusts for the benefit of Mr. Daniels' children and brother, respectively, of which Mr. Daniels is the sole trustee.

     (6) Includes  149,000  shares subject to options  exercisable  within sixty
(60) days of the date hereof.

     Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. New rules governing these reports were adopted in February 1991 and generally became effective in May 1991. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended May 31, 1998, the Company believes that all filing requirements applicable to the Reporting Persons were complied with.

     2. AMENDMENT OF 1995 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 400,000 TO 800,000

     At the meeting, the Company's stockholders will be asked to approve an amendment to the 1995 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 400,000 to 800,000. The Purchase Plan was adopted by the Board of Directors of the Company in August, 1995, and approved by the Stockholders of the Company in October, 1995.

     As of August, 1998, 124,810 shares of Common Stock were purchased under the Purchase Plan, leaving available 275,190 shares for future purchase under the Purchase Plan.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentives for employees of the Company and to continue to promote the well-being of the Company, it is in the best interest of the Company and its Stockholders to provide to such persons the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the Purchase Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to expand, should be expanded to increase the number of shares which may be purchased under the Purchase Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel; (ii) will result in saving cash, which otherwise would be required to maintain current key employees and adequately attract and reward key personnel; and (iii) consequently will prove beneficial to the Company's ability to be competitive.

     If the above-described amendment to the Purchase Plan is approved by the Stockholders, additional shares may be sold under the Purchase Plan, the timing, amounts and specific terms of which cannot be determined at this time.

     The following summary of the Purchase Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Purchase Plan, as proposed to be amended, set forth as Exhibit "A" to this Proxy Statement.

     Summary of the Plan

     The Purchase Plan has 400,000 shares of Common Stock reserved for issuance upon the purchase by the Company's employees. The Purchase Plan provides eligible employees of the Company and its designated subsidiaries with an opportunity to acquire an interest in the future of the Company.

     The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions, and give them a greater personal interest in the success of the Company. The Purchase Plan is administered by the Board of Directors of the Company, which, within the limitations set forth in the Purchase Plan, determines the persons who may purchase shares of Common Stock, the number of shares to be sold, the time manner and form of payment, and whether restrictions are to imposed on the shares subject to purchase. The Purchase Plan provides eligible employees an opportunity to purchase shares of Common Stock through payroll deductions during two offering periods: October 1 through March 31 and April 1 through September 30. At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each pay day during the offering period in an amount not exceeding ten (10%) percent of the compensation he receives each pay day during the offering period. All payroll deductions made for participants in the Purchase Plan are credited to the employee's account under the Purchase Plan and are withheld in whole percentages only. A participant may discontinue his participation in the Purchase Plan under certain circumstances, or may increase or decrease the rate of his payroll deductions during the offering period. The purchase price is an amount equal to eighty-five (85%) percent of fair market value of a share of Common Stock on the first or last day of the offering period, whichever is lower. The aggregate number of shares purchased by an employee may not exceed a number of shares determined by dividing Twelve Thousand Five Hundred ($12,500) Dollars by the fair market value of a share of the Company's Common Stock on the first day of the offering period. The Purchase Plan expires on August 10, 2005.

     Recommendation and Vote Required

     The vote of the holders of a majority of the shares of the Company's Common Stock present or in person or represented by proxy at the Meeting is required to adopt the foregoing proposal to amend the Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE COMPANY'S 1995 STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE FROM 400,000 TO 800,000

                            3. SELECTION OF AUDITORS

     The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP, independent auditors, which served as the Company's independent auditors to audit the Company's consolidated financial statements for the fiscal year ending May 31, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions a stockholder may have with respect to the consolidated financial statements of the Company for the year ended May 31, 1998.

               THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE
         SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT
                AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1999


                                4. OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.


     Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 4000 Veterans Memorial Highway, Bohemia, New York 11716, on or before May 30, 1999. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                      By order of the Board of Directors

                                      /s/Kevin J. O'Brien
                                      -----------------------------------
                                      Kevin J. O'Brien, Secretary


     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended May 31, 1998. Such request should be addressed to Investor Relations, Periphonics Corporation, 4000 Veterans Memorial Highway, Bohemia, New York 11716.


     Dated: September 22, 1998.

                                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT "A"

                             PERIPHONICS CORPORATION

                  1995 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED

     The following constitute the provisions of the 1995 Employee Stock Purchase Plan of Periphonics Corporation.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

     (d) "Company" shall mean Periphonics Corporation and any Designated Subsidiary of the Company.

     (e) "Compensation" shall mean all base straight time gross earnings and sales commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

     (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty
(20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individuals is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     (h) "Enrollment Date" shall mean the first day of each Offering Period.

     (i) "Exercise Date" shall mean the last day of each Offering Period.

     (j) "Fair Market Value" shall mean, as of any date, (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the Company's Common Stock is listed on such an exchange, or if not listed, the closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"); or (ii) if the Shares are not listed on NASDAQ, then the closing bid price for the Company's Common Stock as listed in the National Quotation Bureau's pink sheets; or (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the closing bid price as determined following a polling of all dealers making a market in the Company's Common Stock.

     (k) "Offering Period" shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan. The initial Offering Period shall be determined by the Board of Directors.

     (l) "Plan" shall mean this Employee Stock Purchase Plan.

     (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (p) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3. Eligibility.

     (a) Any Employee (as defined in Section 2(g)), who shall have been employed by the Company for at least three (3) consecutive months on a given Enrollment Date shall be eligible to participate in the Plan.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries were to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     (c) No officers of the Company shall be eligible to participate in the Plan.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if approval of such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6. Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (d) Notwithstanding  the foregoing,  to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon the exercise of his or her option.

     10. Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of a succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12. Stock.

     (a) The maximum number of shares of the Company's Common Stock which shall be made available for same under the Plan shall be 800,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. Administration.

     (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     (b) Rule 16b-3  Limitations.  Notwithstanding  the provisions of Subsection
(a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in it discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of any option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering period in accordance with Section 10 hereof.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination.

     (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

     (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during any Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company or the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors, provided that within twelve (12) months thereafter it shall be approved by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.


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